Exhibit 99.1

Identity and Access Management Security Provider BIO-key’s 2021 Revenue Rose 80% to $5.1M, Driven by Demand for Identity-as-a-Service Cloud Solutions; Investor Call Today at 10am ET

WALL, NJ – March 29, 2022 - BIO-key International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer identity and access management (IAM) solutions featuring Identity-Bound Biometrics (IBB) and large-scale identity solutions, today reported results for its fourth quarter (Q4’21) and year ended December 31, 2021 (FY’21). BIO-key will host a conference call today at 10:00 a.m. ET (details below) to review its results and outlook.

BIO-key’s® revenue increased 80% to $5.1M in FY’21, from $2.8M in 2020 (FY’20), driven primarily by deployments of its PortalGuard® IAM solution and the launch of a cloud hosted version, PortalGuard IDaaS (IDentity-as-a-Service), in November 2020.

2021 & Recent Highlights:

●	Increased PortalGuard Penetration of Secondary Educational Institutions - PortalGuard now supports over 2.5M students and faculty nationwide.
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Added or Expanded Numerous Government Customers, including a U.S. Department of Justice division; a Foreign Defense Ministry; a West Coast State; and Election Boards & County Governments in New Mexico; South Dakota; Missouri; New York; and Florida.

●	Began Initial Technology and Mobile Biometric Enrollment Equipment Deployments, for its Large-Scale ID Projects in Africa.
●	Added over 100 Channel Alliance Partners, including: Intelisys; NGEN; Appsian; Cyberlitica; Kristel Communications and UVS Infotech.
●	Secured a $1.2M, three-year contract extension for fingerprint biometric security support services from a Fortune 500 telecommunications customer.
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Launched a Range of New Products and features, including SSO Concierge; a new PortalGuard Admin Panel; MobileAuth™ App with PalmPositive™; FIDO2 Compliant Security Keys; a Next-Generation EcoID II USB Compact Fingerprint Scanner; and the MobilePOS Pro Android All-in-one Terminal for biometric-secured Commerce.

●	Awarded U.S. Patent for Enabling Next-generation Continuous Biometric User Authentication, increasing BIO-key’s IP Portfolio to 18 patents.

In March 2022, BIO-key further expanded its global customer base and geographic reach with the acquisition of Swivel Secure Europe, a Madrid-based IAM solutions provider serving customers in Europe, the Middle East and Africa (EMEA). Swivel Secure generated approximately $3.1M in revenue and $578K in operating income in calendar 2021.

BIO-key CEO Michael DePasquale commented, “2021 was a year of transformational growth for BIO-key, as we advanced our core Identity and Access Management business, launched a range of new solutions, expanded our Channel Partner Program, and commenced deployments for our large-scale Civil ID contracts in Africa. We substantially expanded our sales & marketing reach in 2021, adding over 100 partners to our CAP program, and launched a Master Agent Referral Program with Intelisys, positioning PortalGuard as the first IAM platform to be offered through their extensive network.

“We also made excellent progress deploying our new cloud-hosted PortalGuard IDaaS solution, which we launched late in 2020. We are achieving solid new customer engagement, particularly in higher education, enterprise and government verticals that are very receptive to PortalGuard’s support for sixteen multi-factor authentication (MFA) methods, including BIO-key’s advanced biometric solutions. PortalGuard IDaaS continues to gain momentum in higher education as a strong, user friendly, attractively priced, scalable and easy-to-deploy solution for their hybrid access needs. In the first year of deployment we migrated approximately 7% of our existing customers to our IDaaS solution, increasing average annual recurring revenue by roughly 300% and forming a growing base of recurring software subscription revenue that we look to build on in the years to come. Currently, IDaaS revenue accounts for approximately 80% of our total software and non-recurring service revenue.

“Our continued focus on innovation and new product development resulted in the launch of several new products and product upgrades. New products included our new MobilePOS Pro, a handheld Point-of-Sale mobile commerce terminal with biometric ID verification for secure, fraud-free transactions in banking, healthcare and social and aid worker applications. We introduced a line of cryptographic FIDO2 compliant security keys for expanded authentication options and launched our new EcoID II Compact USB fingerprint scanner with new NIST-tested algorithms. We also introduced our Single Sign-On or SSO Concierge which eliminates the need for passwords for thick client applications not supported by identity federation protocols.

“I am extremely proud of the industry awards and acknowledgements BIO-key received during the year, including for our Technology and Best Solution Awards, and for our organization being CertifiedTM by Great Place to Work® for the first time.

“Our large-scale Africa projects kicked off in 2021 after COVID and other external delays. These projects represent a large opportunity in terms of revenue and profits for our company. Hardware shipments resumed in 2021 and there are increasing signs that these projects should gain momentum in 2022. We are currently planning on supplying tens of thousands of Pocket10 biometric fingerprint readers in a partnership with Specta, an online lending platform owned by Sterling Bank Nigeria Plc. These shipments are part of the National Identity Management Commission’s (NIMC) mandated enrollment program for Nigerian citizens.

“Subsequent to year end we acquired Swivel Secure Europe. The transaction substantially expands our international team, operations, customer base, and growth potential, and should provide a material benefit to both our top- and bottom-line in 2022.

Outlook

“Awareness of the need for enhanced cybersecurity has never been more widespread. In 2021, the President signed EO 14028, “Improving the Nation’s Cybersecurity” to support defenses and protect critical infrastructure of the Federal Government. Just last week, the White House warned companies that we are currently in a critical moment with a need to accelerate work to improve domestic cybersecurity and bolster national resilience. BIO-key’s solutions and products directly address these issues and are critical elements of a holistic approach to cybersecurity.

“Considering this backdrop, the momentum we have in our business, the addition of Swivel Secure Europe, and the building progress in our African projects, we have never been more optimistic about our prospects. Supported by our strong capital position, our talented global management and product development teams, we are very optimistic about our growth in 2022 and beyond. Reflecting the visibility we have on our business, we are initiating full-year 2022 revenue guidance in the range of $10-13M, representing potential growth in excess of 100% over 2021. We estimate that we can achieve break-even operations within this revenue range, subject to our mix of hardware and higher-margin software revenue.

Financial Results

FY’21 revenue increased 80% to $5.1M from $2.8M in FY’20, due primarily to revenue from the Company’s PortalGuard IAM solutions, as well as increased sales of biometric hardware, including fingerprint readers. Q4’21 revenue declined to $935K from $1.1M in Q4’20, which had benefitted from the PortalGuard IDaaS launch and strong services and hardware sales.

Gross profit grew to $3.4M in FY’21 from $2.0M in FY’20, due primarily to a 166% increase in higher-margin license fee revenue to $2.5M in FY’21. Gross margin on license fee revenue was 93% in FY’21 vs. 95% in FY’20. In Q4’21, license fee revenue increased 52% to $544k from $357k in Q4’20 and represented 88% of total gross profit vs. 69% in Q4’20.

Operating expenses increased to $8.4M in FY’21 (164% of revenue) from $7.2M (255% of revenue) in FY’20. The increase reflected higher investments in research, development and engineering expense with an increase in personnel and spending to support new product development, as well as a full year of expenses related to PortalGuard operations in FY’21. Total operating expenses increased 18.% to $2.6M in Q4’21, due principally to increased research, development and engineering expenses related to the development of next generation solutions.

BIO-key reported a reduced operating loss of $4.9M in FY’21 vs. $5.2M in FY’20, as revenue growth outpaced expense growth. The company’s Q4’21 operating loss increased to $2M from a loss of $1.4M in Q4’20, due to lower revenues and higher expenses in Q4’21.

BIO-key reported a reduced net loss available to common stockholders of $5.1M, or $0.65 per share, in FY’21, as compared to $9.8M, or $2.08 per share, in FY’20. Weighted average basic shares outstanding were approximately 7.8M in FY’21 vs. 4.7M in FY’20, with both years reflecting a 1-for-8 reverse split in Q4’20, following a successful capital raise in Q3’20. Due to the offering, interest expense was reduced to just $18K in 2021 from $4.3M in FY’21. BIO-key’s net loss to stockholders increased to $2M in Q4’21 from $1.4M in Q4’20, primarily due to lower operating income.

Financial Strength

BIO-key ended the year with $14.0M of current assets; including $7.75M of cash and cash equivalents; $11.9M of net working capital; and $15.6M of stockholders’ equity.

Conference Call Details

Date / Time:	Today, Tuesday, March 29th at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 International
Live Webcast / Replay:	Investor Webcast & Replay – Available for 3 months.
Audio Replay:	1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 8157908

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key has over two decades of expertise in providing authentication technology for thousands of organizations and millions of users and is revolutionizing authentication with biometric-centric, multi-factor identity and access management (IAM) solutions, including PortalGuard that provides convenient and secure access to devices, information, applications, and high-value transactions. BIO-key's patented software and hardware solutions, with industry-leading biometric capabilities, enable large-scale on-premises and Identity-as-a-Service (IDaaS) solutions as well as customized enterprise and cloud solutions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to execute and deliver on contracts in Africa; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of PistolStar and Swivel Secure into our business; the duration and severity of the current coronavirus COVID-19 pandemic and its effect on our business operations, sales cycles, personnel, and the geographic markets in which we operate;  the duration and extent of continued hostilities in Ukraine and its impact on our European customers, delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Media Contact	Investor Contact
Erin Knapp	William Jones, David Collins
Matter Communications	Catalyst IR
BIO-key@matternow.com	BKYI@catalyst-ir.com
914-260-3158	212-924-9800

BIO-key International, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Years ended December 31,
	2021	2020	2021	2020

Revenues
Services	$288,191	$503,667	$1,273,354	$1,432,228
License fees	544,199	356,672	2,555,809	962,038
Hardware	102,542	203,491	1,285,326	442,516
Total revenues	934,932	1,063,830	5,114,489	2,836,782

Costs and other expenses
Cost of services	174,815	165,274	686,175	502,214
Cost of license fees	49,871	20,405	183,199	49,891
Cost of hardware	147,365	124,821	803,555	242,721
Total costs and other expenses	372,051	310,500	1,672,929	794,826
Gross Profit	562,881	753,330	3,441,560	2,041,956

Operating expenses
Selling, general and administrative	1,752,344	1,765,119	6,028,360	5,848,687
Research, development and engineering	809,856	409,761	2,355,056	1,396,436
Total operating expenses before impairment	2,562,200	2,174,880	8,383,416	7,245,123
Operating loss	(1,999,319)	(1,421,550)	(4,941,856)	(5,203,167)

Other income (expense)
Interest income	299	3,741	4,075	30,649
Foreign Currency Loss	-	-	(50,000)	-
Investment-debt security reserve	(30,000)	-	(60,000)	-
Government grant – Paycheck Protection Program	-	-	-	340,819
Interest expense	-	(19,635)	(18,000)	(4,343,212)
Loss on extinguishment of debt	-	-	-	(499,076)
Total other income (expense)	(29,701)	(15,894)	(123,925)	(4,470,820)
Net loss	(2,029,020)	(1,437,444)	(5,065,781)	(9,673,987)
Deemed dividend from trigger of anti-dilution provision feature	-	-	-	(112,686)
Net loss available to common stockholders	$(2,029,020)	$(1,437,444)	(5,065,781)	(9,786,673)

Basic and Diluted Loss per Common Share	$(0.26)	$(0.18)	$(0.65)	$(2.08)

Weighted Average Shares Outstanding:
Basic and Diluted	7,797,573	7,771,523	7,791,741	4,700,787

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-8 reverse stock split, which was effective November 20, 2020.

BIO-key International, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$7,754,046	$16,993,096
Accounts receivable, net	970,626	548,049
Due from factor	49,500	60,453
Note receivable	82,000	295,000
Inventory	4,940,660	330,947
Prepaid expenses and other	216,041	201,507
Investment – debt security	-	512,821
Total current assets	14,012,873	18,941,873
Resalable software license rights	48,752	58,882
Investment – debt security	452,821	-
Equipment and leasehold improvements, net	69,168	81,793
Capitalized contract costs, net	249,012	165,315
Deposits and other assets	8,712	8,712
Note receivable, net	113,000	-
Operating lease right-of-use assets	254,100	487,325
Intangible assets, net	1,298,077	1,514,146
Goodwill	1,262,526	1,262,526
Total non-current assets	3,756,168	3,578,699
TOTAL ASSETS	$17,769,041	$22,520,572

LIABILITIES
Accounts payable	$427,772	$244,158
Accrued liabilities	865,627	508,487
Note payable – PistolStar acquisition, net of debt discount	-	232,000
Deferred revenue – current	565,355	657,349
Operating lease liabilities, current portion	177,188	234,309
Total current liabilities	2,035,942	1,876,303
Deferred revenue – long term	67,300	44,987
Operating lease liabilities, net of current portion	86,974	264,163
Total non-current liabilities	154,274	309,150
TOTAL LIABILITIES	2,190,216	2,185,453

Commitments

STOCKHOLDERS’ EQUITY
Common stock — authorized, 170,000,000 shares; issued and outstanding; 7,814,572 and 1,812,483 of $.0001 par value at December 31, 2020 and December 31, 2019, respectively	786	782
Additional paid-in capital	120,153,509	119,844,026
Accumulated deficit	(104,575,470)	(99,509,689)
TOTAL STOCKHOLDERS’ EQUITY	15,578,825	20,335,119
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,769,041	$22,520,572

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-8 reverse stock split, which was effective November 20, 2020.